Exhibit 23


                         [TRICE & GEARY LLC LETTERHEAD]





Board of Directors
Glen Burnie Bancorp




We hereby consent to the incorporation by reference of our report, dated January 22, 1999, included in this annual report on Form 10-K, into the Company's Registration Statements on Forms S-3 and S-8 (SEC File Nos. 333-37073, 333-46943, 33-62280 and 33-62278).



/s/  TRICE & GEARY, LLC
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TRICE & GEARY LLC
March 26, 1999